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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                              MANAGEMENT AGREEMENT

      This Management Agreement (the "AGREEMENT") is entered into as of June 4, 2004, by and among J.W. Childs Associates, L.P., a Delaware limited partnership ("JWC"), Borealis Capital Corporation, an Ontario company ("BOREALIS") and Ontario Municipal Employees Retirement Board, a corporation established under the Ontario Municipal Employees Retirement System Act ("OMERS" and together with JWC and Borealis, the "CONSULTANTS"), MAAX Holdings, Inc., a Delaware corporation ("HOLDINGS") and MAAX Corporation, a Nova Scotia unlimited company (the "COMPANY"), and is made effective as of the Effective Time (as defined in the Merger Agreement (as defined below)).

      The Consultants, Holdings and the Company are hereinafter jointly referred to as the "PARTIES."

                                    RECITALS

      A. The Consultants are specifically skilled in corporate finance, strategic corporate planning and other management services and provide similar commercial services to various third parties.

      B. The Company has undertaken to provide corporate financing, strategic corporate planning and management skills to its subsidiaries and will enter into a definitive agreement with each of them with respect thereto.

      C. The Company requires assistance from the Consultants in providing such services to its subsidiaries.

      D. The Company does not possess the corporate financing, strategic corporate planning and management skills of the Consultants to enable the Company and its subsidiaries to maximize their full commercial potential.

      E. In contemplation of the acquisition of all of the issued and outstanding shares of MAAX Inc., pursuant to that certain Agreement and Plan of Merger, dated as of March 10, 2004 (the "MERGER AGREEMENT"), by and among 3087052 Nova Scotia Company, 3087053 Nova Scotia Company, 9139-4460 Quebec Inc. ("SUBCO"), 9139-7158 Quebec Inc. ("SUBCO II") and the Company, the Company will become a wholly-owned indirect subsidiary of Holdings as a result of the amalgamation of Subco, Subco II and the Company (together with the other transactions contemplated by the Merger Agreement, the "ACQUISITION").

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      F. Prior to the date hereof, the Consultants rendered substantial and valuable services to the Company and its subsidiaries in connection with the Acquisition, including services regarding the planning and structuring of the Acquisition and the raising of debt and equity financing therefor.

      G. The Company wants to retain the Consultants in order to have access to their special skills and management advisory services on a recurring basis in connection with the Company's and its subsidiaries' general business operations following the consummation of the Acquisition.

      H. The Consultants are willing to make such skills available and to provide such services to the Company and its subsidiaries on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and its subsidiaries and the Consultants, intending to be legally bound, do hereby agree as follows:

      1. Engagement. The Company hereby retains the Consultants for the Term (as hereinafter defined) and upon the terms and conditions herein set forth to provide consulting and management advisory services to the Company and/or any of its subsidiaries, on a recurrent basis. These services will be in the field of financial and strategic corporate planning and such other management areas as the Consultants and the Company shall mutually agree. In consideration of the compensation to the Consultants herein specified, the Consultants accept such engagement and agree to perform the services specified herein in the manner set out in Schedule A.

      2. Term. The engagement hereunder shall be for a term commencing at the Effective Time and expiring on the fifth (5th) anniversary of such Effective Time (the "INITIAL TERM") unless terminated earlier as provided below. Upon expiration of the Initial Term, this Agreement shall automatically extend for successive periods of one (1) year each, unless terminated earlier as provided below or the Consultants or the Company shall give notice to the other at least ninety (90) days prior to the end of the Initial Term (or any annual extension thereof) indicating that it does not intend to extend the term of this Agreement. The Initial Term, together with all such annual extensions of the Initial Term, is referred to herein as the "TERM." This Agreement will automatically terminate upon a sale of all of the stock, assets or business of the Company or an initial public offering of the Company's capital stock for sale to the public pursuant to a registered offering in the United States or a prospectus in Canada.

      3. Services to be Performed. The Consultants shall remain available at all times and shall devote reasonable time and efforts to the performance of the consulting and management advisory services contemplated by this Agreement. However, no precise number of hours is to be devoted by the Consultants on a weekly or monthly basis. The Consultants may perform services under this Agreement directly, through their respective employees or agents, or with such outside consultants as the Consultants may engage for such purpose. The Company acknowledges that such services to it will not be exclusive, and that the Consultants and their affiliates will render similar services to other persons. The obligations of the Consultants to provide services hereunder shall be several and not joint.

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      4. Confidentiality. The Consultants shall hold in confidence all proprietary and confidential information of the Company and/or any of its subsidiaries which may come into the Consultants' possession or knowledge as a result of their performance of services hereunder, exercising a degree of care in maintaining such confidence as is used by the respective Consultant to protect its own proprietary or confidential information that it does not wish to disclose. The Consultants shall use all reasonable efforts to ensure that their respective employees, agents and outside consultants similarly maintain the confidentiality of such proprietary and confidential information of the Company and/or any of its subsidiaries.

      5. Compensation; Expense Reimbursement.

            5.1 Closing Fee. In consideration of the Consultants' provision of services regarding the planning and structuring of the Acquisition and the other transactions contemplated by the Merger Agreement and raising of debt and equity financing in connection therewith, and the Consultant's execution and delivery of this Agreement, the Company shall pay (i) JWC a fee in the amount of US$2.5 million, (ii) Borealis a fee in the amount of C$1.4 million, and (iii) OMERS a fee in the amount of C$1.4 million, each of which shall be due and payable in immediately available funds immediately upon consummation of the Acquisition.

            5.2 Consulting Fee. In consideration for retaining the Consultants for strategic planning and management advisory services on an ongoing basis as described hereunder, (i) JWC shall be paid an aggregate annual fee (hereinafter the "JWC CONSULTING FEE") equal to US$360,000, which JWC Consulting Fee shall be paid to JWC by the Company and/or its subsidiaries (or any one of them) in equal monthly installments of US$30,000 per month, (ii) Borealis shall be paid an aggregate annual fee (hereinafter the "BOREALIS CONSULTING FEE") equal to US$137,676, which Borealis Consulting Fee shall be paid to Borealis by the Company and/or its subsidiaries (or any one of them) in equal monthly installments of US$11,473 per month and (iii) OMERS shall be paid an aggregate annual fee (hereinafter the "OMERS CONSULTING FEE") equal to US$137,676, which OMERS Consulting Fee shall be paid to OMERS by the Company and/or its subsidiaries (or any one of them) in equal monthly installments of US$11,473 per month (the JWC Consulting Fee, Borealis Consulting Fee and the OMERS Consulting Fee together, the "CONSULTING FEES"); provided that the monthly installments due to JWC, Borealis and OMERS in respect of any calendar month during which the Term commences shall be appropriately pro-rated for the number of days in such calendar month for which the Term was in effect, and provided, further that the Consulting Fees shall not be required to be paid to the extent such Consulting Fees are not permitted to be paid under the (x) Credit and Guaranty Agreement, dated as of June 4, 2004, by and among the Company, Beauceland Corporation ("BEAUCELAND"), the Subsidiaries of Beauceland from time to time party thereto, Goldman Sachs Credit Partners L.P., Royal Bank of Canada and Merrill Lynch Capital Corporation, as agents and arrangers, and the lenders from time to time party thereto, as the same may be amended, supplemented, restated, extended, refinanced or otherwise modified from time to time or (y) Indenture, dated as of June 4, 2004, by and among the Company, the Guarantors (as defined therein) and U.S. Bank Trust National Association, as Trustee, as the same may be amended, supplemented, restated, extended, refinanced or otherwise modified from time to time. Such Consulting Fees are to be paid monthly in arrears on the first day of each calendar month, except for the installment which would otherwise be payable with respect to the calendar month in which the

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Term commences, which shall instead be paid upon consummation of the
Acquisition. The Company and/or any of their subsidiaries shall allocate the Consulting Fees among themselves according to the services received. If the Company is not able to obtain a refund of any GST/QST taxes paid to the relevant tax authorities, the Company will reduce the amount of the Borealis Consulting Fees and if subject to such taxes, the OMERS Consulting Fees, so that the net amount payable to Borealis and, if applicable, OMERS, including payment by the Company of any GST/QST taxes to such tax authorities, will not exceed US$11,473 per month.

            5.3 Expenses. The Company shall reimburse the Consultants for all reasonable out-of-pocket expenses incurred in connection with strategic corporate planning and management advisory services to be provided by the Consultants hereunder, including, without limitation, costs in connection with agents or outside consultants described in Section 3, reasonable travel, lodging and similar out-of-pocket costs incurred by the Consultants in connection with or on account of their performance of services for the Company and its subsidiaries hereunder. The Consultants may from time to time establish an estimated monthly reimbursement rate whereby the Company shall remit on a monthly basis a fixed sum to offset the Consultants' estimated expenses. The Consultants shall periodically reconcile the Company's estimated expense payments with actual expenses, and the parties shall adjust future expense reimbursement payments accordingly. The Consultants shall provide reasonably itemized documentation for all billed expenses.

      6. Indemnification. In addition to their agreements and obligations under this Agreement, the Company agrees, jointly and severally, to indemnify and hold harmless the Consultants, and their affiliates, including their officers, directors, stockholders, partners, members, employees and agents (collectively, the "INDEMNITEES") from and against any and all claims, liabilities, losses and damages or actions, suits or proceedings in respect thereof (collectively, the "OBLIGATIONS") as and when incurred by the Indemnitees, in any way related to the Acquisition or arising out of the performance by the Consultants of services under this Agreement, and to reimburse the Indemnitees for reasonable out-of-pocket legal and other expenses ("EXPENSES") as and when incurred by any of them in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the Acquisition or the Consultants' performance under this Agreement (whether or not such Indemnitee is a named party in such proceeding); provided, however, that the Company shall not be responsible under this Section 6 for any Obligations or Expenses incurred by an Indemnitee to the extent that it is finally judicially determined (in an action in which such Indemnitee is a party) to result from actions taken by such Indemnitee due to such Indemnitee's gross negligence or willful misconduct.

      7. Contribution. If for any reason the indemnity provided for in Section 6 is unavailable or is insufficient to hold harmless any Indemnitee from any Obligations or Expenses, then the Company shall contribute to the amount paid or payable by such Indemnitees as a result of such Obligations or Expenses in such proportion as is appropriate to reflect (i) the relative fault of the Company, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligations or Expenses, (ii) if such Obligations or Expenses result from, arise out of, are based upon or relate to the Acquisition or any transaction contemplated hereby, the relative benefits received by the Company, on the one hand, and such Indemnitee, on the other, from

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the Acquisition or the other transactions contemplated hereby, and (iii) if required by law, any other relevant equitable considerations. For purposes of this Section 7, the relative fault of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligations or Expenses. For purposes of this Section 7, the relative benefit of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the Company, on the one hand, and such Indemnitees, on the other, from the Acquisition or such transactions contemplated hereby. The Parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. The Company shall not be liable under this Section 7 for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances that the Company would have been liable to indemnify, defend and hold harmless such Indemnitee under Section 6, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from the Company with respect to any Obligations or Expenses in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) in connection with such Obligations or Expenses and the Company is not guilty of such fraudulent misrepresentation.

      8. Third-Party Beneficiaries. All Indemnitees not signatory to this Agreement are intended beneficiaries of Sections 6 and 7 of this Agreement.

      9. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile, (c) one day after delivery to an overnight delivery courier or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

            (i)   If to JWC, addressed to it at:

                        c/o J.W. Childs Associates, L.P.
                        111 Huntington Avenue
                        Suite 2900
                        Boston, Massachusetts 02199
                        Facsimile: (617) 753-1101
                        Attention: Steven G. Segal

                  with a copy (which shall not constitute notice) to:

                        Kaye Scholer LLP
                        425 Park Avenue
                        New York, New York 10022
                        Facsimile: (212) 836-6419

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                        Attention: Stephen C. Koval, Esq.

                        Fasken Martineau DuMoulin LLP
                        Stock Exchange Tower
                        800, Place Victoria, Suite 3400
                        P.O. Box 242
                        Montreal, Quebec  H4Z 1E9
                        Fax:  (514) 397-7600
                        Attn.:  Robert Pare, Esq.

            (ii)  If to Borealis, addressed to it at:

                        c/o Borealis Private Equity Limited Partnership 1 Adelaide Street East, Suite 2800
                        Toronto, Ontario M5C 2V9
                        Facsimile: (416) 361-5042
                        Attention: Andre La Forge

            (iii) If to OMERS, addressed to it at:

                        c/o Ontario Municipal Employees Retirement Board 1 University Avenue, Suite 700
                        Toronto, Ontario M5J 2PI
                        Facsimile: (416) 369-0675
                        Attention: Michael Graham

            (iv)  If to Holdings, addressed to it at:

                        c/o J.W. Childs Associates, L.P.
                        111 Huntington Avenue
                        Suite 2900
                        Boston, Massachusetts 02199
                        Facsimile: (617) 753-1101
                        Attention: Steven G. Segal

                  with a copy (which shall not constitute notice) to:

                        Kaye Scholer LLP
                        425 Park Avenue
                        New York, New York 10022
                        Facsimile: (212) 836-6419
                        Attention: Stephen C. Koval, Esq.

                        Fasken Martineau DuMoulin LLP
                        Stock Exchange Tower

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                        800, Place Victoria, Suite 3400
                        P.O. Box 242
                        Montreal, Quebec H4Z 1E9
                        Fax: (514) 397-760
                        Attn.: Robert Pare, Esq.

            (v)   If to the Company, addressed to the Company at:

                        640 Cameron
                        Sainte-Marie, Quebec
                        Canada  G6E 1B2
                        Attention: Denis Aubin
                        Fax: (418) 387-3507

                  with a copy (which shall not constitute notice) to:

                        J.W. Childs Associates, L.P.
                        111 Huntington Avenue
                        Suite 2900
                        Boston, Massachusetts 02199
                        Facsimile: (617) 753-1101
                        Attention: Steven G. Segal

                        Kaye Scholer LLP
                        425 Park Avenue
                        New York, New York 10022
                        Facsimile: (212) 836-6419
                        Attention: Stephen C. Koval, Esq.

                        Fasken Martineau DuMoulin LLP
                        Stock Exchange Tower
                        800, Place Victoria, Suite 3400
                        P.O. Box 242
                        Montreal, Quebec  H4Z 1E9
                        Fax:  (514) 397-7600
                        Attn.:  Robert Pare, Esq.

      10. Modifications. This Agreement constitutes the entire agreement among the Parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the Parties.

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      11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but may not be assigned by any Party without the prior written consent of the other Parties hereto.

      12. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

      13. Governing Law; Jurisdiction; Service of Process. This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the Parties in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

      14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

      15. Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                     [Remainder of Page Intentionally Blank]

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      IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

                               J.W. CHILDS ASSOCIATES, L.P.
                               By: J.W. Childs Associates, Inc.,
                                   its general partner

                               By: /s/ James C. Rhee
                                  --------------------------------------
                               Name: James C. Rhee
                               Title: Vice President

                               ONTARIO MUNICIPAL EMPLOYEES
                               RETIREMENT BOARD

                               By: /s/ Michael Graham
                                  --------------------------------------
                               Name: Michael Graham
                               Title: Portfolio Manager

                               By: /s/ David Rogers
                                  --------------------------------------
                               Name: David Rogers
                               Title: Vice President

                               BOREALIS CAPITAL CORPORATION

                               By: /s/ Ian D. Collier
                                  --------------------------------------
                               Name: Ian D Collier
                               Title: Chief Executive Officer

                               By: /s/ Gerard G. McGrath
                                  --------------------------------------
                               Name: Gerard G McGrath
                               Title: Executive Vice President

                               MAAX CORPORATION

                               By: /s/ James C. Rhee
                                  --------------------------------------
                               Name: James C. Rhee
                               Title: Secretary

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                               MAAX HOLDINGS, INC.

                               By: /s/ James C. Rhee
                                  --------------------------------------
                               Name: James C. Rhee
                               Title: Secretary

                      [Management Agreement Signature Page]

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                                   SCHEDULE A

      The Company and its subsidiaries undertake to keep records and documents that provide a complete and accurate description of the functions performed by the Consultants. These records and documents will be kept in a file at the head office of the Company.

      At the end of each year, the Consultants will prepare and send to the Company a description of services rendered during the immediately preceding year.

      At the end of the Initial Term and at the end of each successive period for which this Agreement is extended, the Parties will review the Consulting Fees to ensure that the Consulting Fees are reasonable.

      JWC will not render any services in Canada. OMERS and Borealis will not perform any services in the United States.